Exhibit 10.1

IXIS Real Estate Capital Inc.

36th Floor

9 West 57th Street

New York, NY 10019

Attention: Raymond Sullivan

August 25, 2005

Dear Mr. Sullivan:

Reference is made to the Third Amended and Restated Master Repurchase Agreement, dated as of September 10, 2004, as amended from time to time (the “Agreement”), among New Century Mortgage Corporation (“NCMC”), NC Residual II Corporation (“NCRC”), NC Capital Corporation (“NCCC”) and New Century Credit Corporation, a California corporation (“New Century”, and together with NCMC, NCCC and NCRC, “Seller”) and IXIS Real Estate Capital Inc. (“Buyer”). Terms used in this letter not otherwise defined shall have meaning ascribed to them in the Agreement.

Seller has requested a temporary increase in the Maximum Amount set forth under the Agreement and Buyer has agreed to such temporary increase in the form of an uncommitted amount to be added to the existing committed amount. Such increase shall be effective from the date hereof to the close of business on September 23, 2005 (the “Temporary Period”). The Agreement is hereby amended and the following definitions are hereby amended and restated or added as follows:

“Maximum Amount” shall mean during the Temporary Period, $850,000,000 and at all other times, $700,000,000.

“Maximum Committed Amount” shall mean $700,000,000.

“Maximum Uncommitted Amount” shall mean during the Temporary Period, $150,000,000.

Also, Buyer may, in its sole discretion, temporarily increase any or all Sub-Limits set forth in the Agreement during the Temporary Period.

During the Temporary Period, each Transaction Request delivered by Seller under the Agreement shall be deemed to be a request for a committed Transaction; provided that if after giving effect to the requested committed Transaction, the aggregate amount of outstanding committed Transactions shall have Purchase Prices in excess of the Maximum Committed Amount, such latest request shall be deemed a request for an uncommitted Transaction.

In addition, any payment made by Seller to repurchase Purchased Assets shall be first applied to repurchase Purchased Assets under uncommitted Transactions until all outstanding uncommitted Transactions have been terminated; it being understood that it is the intention of the parties hereto that at no time shall there be any outstanding uncommitted Transactions when the aggregate amount of the Purchase Price with respect to all outstanding committed Transactions is less than the Maximum Committed Amount.

Except for these temporary increases, all other terms and conditions in the Agreement and all other Repurchase Documents shall remain in full force and effect in accordance with their respective terms.

This letter agreement may be executed in any number of counterparts, each of which shall constitute an original document, and all of which together shall constitute one and the same instrument.

This letter agreement shall be governed and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles.

Any part or provision of this agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

[SIGNATURE PAGE FOLLOWS]

Kindly execute below to signify your consent to the foregoing.

Sincerely,

NEW CENTURY MORTGAGE CORPORATION

By:	/s/ Kevin Cloyd
	Name:	Kevin Cloyd
	Title:	Executive Vice President

NC CAPITAL CORPORATION

By:	/s/ Kevin Cloyd
	Name:	Kevin Cloyd
	Title:	President

NC RESIDUAL II CORPORATION

By:	/s/ Kevin Cloyd
	Name:	Kevin Cloyd
	Title:	Executive Vice President

NEW CENTURY CREDIT CORPORATION

By:	/s/ Kevin Cloyd
	Name:	Kevin Cloyd
	Title:	Executive Vice President

Acknowledged and agreed as of the date first written above:

IXIS REAL ESTATE CAPITAL INC.

By:	/s/ John Piscina
	Name:	John Piscina
	Title:	Managing Director

By:	/s/ Kathy Lynch
	Name:	Kathy Lynch
	Title:	Director